Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.10

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on 23 March 2015 in Shanghai:

Shanghai Huiyuan Management Consulting Company Limited, a limited liability company organized and existing under the laws of PRC, with its address at Room 202-1, No. 13, 1502 Lane, Luoshan Road, Pudong District, Shanghai (“Pledgee”).

Linzhi Jinsheng Investment Management Limited Partnership, a limited partnership enterprise organized and existing under the laws of PRC, with its address at Room 301, 3/F, Price Bureau, Gongbujiangda County, Linzhi District, Tibet (“Pledgor”).

Shanghai Xiongguo Corporation Management Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at 1106-B, 60 Mudan Road, Pudong District, Shanghai (“Company”).

In this Agreement, each of Pledgee, Pledgor and the Company shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas,

1.

Pledgor is a limited partnership enterprise organized and validly existing under the laws of PRC, and holds approximately 2.17% of the equity interest in the Company. The Company is a limited liability company registered and validly existing in Shanghai, China. The Company acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and agrees to provide any necessary assistance in registering the Pledge;

2.

Pledgee is a Wholly Foreign Owned Enterprise registered and validly existing in Shanghai, China. Pledgee, Pledgor and the Company have executed the Exclusive Equity Interest Option Agreement, Exclusive Asset Option Agreement and Voting Trust Agreement on 23 March 2015. The aforementioned Agreements shall be individually referred to as a “Cooperation Agreement” and together referred to as the “Cooperation Agreements”.

3.	Pledgor hereby agrees to pledge all of the equity interest it holds in the Company as security for the fulfillment of any and all obligations of Pledgor under the Cooperation Agreements.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1

“Pledge” shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

1.2	“Equity Interest” shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in the Company.

1.3	“Term of Pledge” shall refer to the term set forth in Section 3 of this Agreement.

1.4	“Event of Default” shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.5	“Notice of Default” shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

1.6	“PRC” shall refer to the People’s Republic of China, which excludes for the purposes of this Agreement the Special Administrative Regions of Hong Kong and Macau and the Taiwan area.

1.7	“Cooperation Agreements” shall have the meaning as ascribed to it under Whereas Section of this Agreement.

2.	The Pledge

2.1

As collateral security for the prompt and complete performance of any and all obligations of Pledgor under the Cooperation Agreements (collectively, the “Secured Obligations”), Pledgor hereby pledges to Pledgee a first security interest in the approximately 2.17% equity interest of the Company owned by Pledgor (including the approximately 2.17% registered capital (amount of capital contribution) currently owned by Pledgor and all relevant equity interest thereto).

2.2

The Parties understand and agree that the monetary valuation arising from, relating to or in connection with the Secured Obligations shall be a variable and floating valuation until the Settlement Date (as defined below).

2.3

Upon the occurrence of any of the events below (each an “Event of Settlement”), the Secured Obligations shall be fixed at a value of the sum of all Secured Obligations that are due, outstanding and payable to Pledgee on or immediately prior to the date of such occurrence (the “Fixed Obligations”):

(a)	any Cooperation Agreement expires or is terminated pursuant to the stipulations thereunder;

(b)	the occurrence of an Event of Default pursuant to Section 7 that is not resolved, which results in Pledgee serving a Notice of Default to Pledgor pursuant to Section 7.3;

(c)	Pledgee reasonably determines (having made due enquiries) that Pledgor and/or the Company is insolvent or could potentially be made insolvent; or

(d)	any other event that requires the settlement of the Secured Obligations in accordance with relevant laws of the PRC.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

2.4

For the avoidance of doubt, the day of the occurrence of an Event of Settlement shall be the settlement date (the “Settlement Date”). On or after the Settlement Date, Pledgee shall be entitled, at the election of Pledgee, to enforce the Pledge in accordance with Section 8.

2.5	Pledgee is entitled to collect dividends or other distributions, if any, arising from the Equity Interest during the Term of Pledge.

3.	Term of Pledge

3.1

The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with the local administration of industry and commerce where the Company locates (the “Registration Authority”). The Term of the Pledge (the “Term of Pledge”) shall end when the last obligation secured by the Pledge is paid or fully fulfilled. The Parties agree that, promptly after the execution of this Agreement (but in no event later than 20 days from the execution date of this Agreement), Pledgor and Pledgee shall submit their application for pledge registration to the Registration Authority in accordance with the Measures on Share Pledge Registration with the Administration of Industry and Commerce. The Parties also agree that within fifteen (15) days after the Registration Authority officially accepts equity pledge application, Pledgor and the Company shall complete the pledge registration procedure, obtain the pledge registration notice and completely and accurately register the Pledge of Equity Interest on the Pledge Registration Book of the Registration Authority. The Company acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and agrees to provide any necessary assistance in registering the Pledge.

3.2

During the Term of Pledge, in the event Pledgor fails to perform any of its obligations under the Cooperation Agreements, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1

During the Term of Pledge, Pledgor shall deliver to Pledgee’s custody the originals of the capital contribution certificate for the Equity Interest, the shareholders’ register containing the Pledge, and other documents reasonably requested by Pledgee (including without limitation the notice of registration of the Pledge issued by the Registration Authority) within one week from the date the Pledge is registered. Pledgee shall have custody of such items during the entire Term of Pledge.

5.	Representations and Warranties of Pledgor and the Company

Pledgor Represents and Warrants to Pledgee that:

5.1

Pledgor is the sole legal and beneficial owner of the Equity Interest. Except for being subject to other agreements entered into by Pledgor and Pledgee, Pledgor enjoys legal and complete ownership of the Equity Interest, free from any existing dispute over the ownership of the Equity Interest. Pledgor may dispose of any and all Equity Interest. Pledgor has the legitimate powers and capacity to enter into, and fulfill its legal obligations pursuant to this Agreement.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

5.2	The Equity Interest may be pledged and transferred according to law, and Pledgor has the full rights and powers to pledge the Equity Interest in favor of Pledgee pursuant to this Agreement.

5.3	This Agreement, once properly executed by Pledgor, constitutes legal, valid and binding obligations of Pledgor.

5.4

All third-party consents, approvals, waivers, and authorizations, or any government approvals, permissions, exemptions, or any registrations or filings (if required by law) with any government authorities, necessary for the execution and performance of this Agreement and for the Pledge of the Equity Interest hereunder, have been obtained or completed and will remain fully effective within the term hereof.

5.5	The Pledge hereunder constitutes the first-priority security interests in the Equity Interest.

5.6	All the taxes and charges payable as a result of the receipt of the Equity Interest have been paid in full by Pledgor.

5.7	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.8

Except for the Cooperation Agreements, Pledgor has not placed any security interest or other encumbrance on the Equity Interest. There are no controversies over the ownership of the Equity Interest. The Equity Interest is not seized or subject to any other legal proceedings or similar threats, and is good for transfer and pledging according to applicable laws.

5.9

Pledgor’s execution of this Agreement and exercise of its rights under this Agreement (or fulfillment of its obligations under this Agreement) will not breach any laws, regulations, and agreements or contracts to which Pledgor is a party, or any promise Pledgor has made to any third parties.

5.10	All documents, materials, statements and certificates provided by Pledgor to Pledgee are accurate, true, complete and valid.

5.11

Pledgor hereby warrants to Pledgee that all the above representations and warrants will be true and correct and fully complied with under all circumstances before the contractual obligations have been fulfilled or the Secured Obligations have been repaid in full.

The Company Represents and Warrants to Pledgee that:

5.12

The Company is a limited liability company registered and validly existing under the laws of China. The Company has the qualification of an independent legal person, enjoys complete and independent legal status and the legal capacity to sign, deliver and fulfill this Agreement.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

5.13

All the reports, documents and information provided by the Company to Pledgee before the effective date hereof, in connection with the Equity Interest or required by this Agreement, shall all be true and correct in all material aspects as of the effective date hereof. All the reports, documents and information provided by the Company to Pledgee after the effective date hereof, in connection with the Equity Interest or required by this Agreement, shall all be true and correct in all material aspects as of the date of provision.

5.14	Upon due execution of the Company, this Agreement constitute legal, effective and binding obligation on the Company.

5.15

The Company has the complete internal power and authorization to sign and deliver this Agreement and all other documents relating to the transactions contemplated under this Agreement. The Company has the complete power and authorization to complete the transactions contemplated under this Agreement.

5.16

Regarding the assets owned by the Company, there are no guarantee interests or any other encumbrance on property rights that are substantial and may impact Pledgee’s right and interests in the Equity Interest (including without limitation transfer of any of the Company’s intellectual properties or any assets with an a value equaling or over RMB 100,000, or any encumbrance on the ownership or right to use of such assets).

5.17

Without the prior written consent of Pledgee, the Company shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Pledgee for which Pledgee’s written consent has been obtained;

5.18

The Company shall always operate all of its businesses during the ordinary course of business to maintain its asset value and refrain from any action/omission that may affect its operating status and asset value;

5.19

In any court or arbitration tribunal there are no pending (or, as far as the Company knows, threatening) litigation, arbitration or other legal proceedings against the Equity Interest, the Company or its assets, and in any governmental agencies or departments, there are no pending (or, as far as the Company knows, threatening) administrative proceedings or penalties against the Equity Interest, the Company or its assets, which may substantially or adversely impact the Company’s economic condition or Pledgor’s ability to fulfill its obligations and guarantee liabilities under this Agreement.

5.20	The Company hereby agrees that it is jointly and severally liable to Pledgee for all representations and warranties made by Pledgor under this Agreement.

5.21

The Company hereby warrants to Pledgee that, at any time and under any circumstances prior to complete fulfillment of the obligations under this Agreement or the Secured Obligations being fully repaid, the aforementioned representations and warranties are true and accurate and will be fully complied with.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

6.	Covenants and Further Agreements of Pledgor and the Company

The covenants and further agreements of Pledgor are set forth below.

6.1	Pledgor hereby covenants to Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1

not transfer (or agree to others’ transfer of) all or any part of the Equity Interest, place or permit the existence of any security interest or other encumbrance on property rights that may affect Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Cooperation Agreements;

6.1.2

comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities (or any other relevant parties) regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3

promptly notify Pledgee in writing of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement, and, upon reasonable request of Pledgee, take all necessary actions to secure the rights and interest to which Pledgee is entitled in the Equity Interest.

6.2

Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3

To protect or perfect the security interest granted by this Agreement for fulfillment of the obligations under the Cooperation Agreements, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4

Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

6.5

If the Equity Interest pledged under this Agreement is, for any reason, subject to mandatory measures imposed by the court of law or other governmental departments, Pledgor shall try its best to release such mandatory measures imposed by the court of law or other governmental departments, including without limitation providing to the court of law other kinds of security or other measures.

6.6

If there is a possibility that the value of the Equity Interest will be decreased and such decrease is sufficient to harm the rights and interests of Pledgee, Pledgee may request Pledgor to provide additional collateral or security. If Pledgor refuses to provide such security, Pledgee may, at any time, sell the Equity Interest or put it up for auction, and use the monies obtained from such sale or auction to settle the Secured Obligations in advance or put such monies under custody; all expenses therefore occurred shall be borne by Pledgor.

6.7

Without the prior written consent from Pledgee, Pledgor and/or the Company shall not by themselves (or assisting others to) increase, decrease or transfer the registered capital of the Company (or its capital contribution to the Company) or impose any encumbrances on it, including the Equity Interest. Subject to the forgoing provision, any equity interest which is registered and obtained by Pledgor subsequent to the date of this Agreement shall be called “Additional Equity Interest”. Pledgor and the Company shall, immediately after Pledgor obtains the Additional Equity Interest, enter with Pledgee supplemental share pledge agreement for the Additional Equity Interest, make the board of directors and shareholders’ meeting of the Company approve the supplemental share pledge agreement, and deliver to Pledgee all documents necessary for the supplemental share pledge agreement, including without limitation (a) the original certificate issued by the Company about shareholders’ capital contribution relating to the Additional Equity Interest; and (b) the verified photocopy of the capital contribution verification report (issued by certified public accountant in China) regarding the Additional Equity Interest. Pledgor and the Company shall, according to Article 3.1 of this Agreement, handle the pledge registration procedures relating to the Additional Equity Interest.

6.8

Unless otherwise instructed by Pledgee in writing in prior, Pledgor and/or the Company agree that, if part of or all of the Equity Interest is transferred between Pledgor and any third parties in violation of this Agreement (“Transferee of the Equity Interest”), then Pledgor and/or the Company shall ensure that the Transferee of the Equity Interest will unconditionally recognize the Pledge and follow necessary procedures for modification of the registration of the Pledge (including without limitation signing relevant documents) so as to ensure the continued existence of the Pledge.

The covenants and further agreements of the Company are set forth below.

6.9

If, for the execution of this Agreement and Pledge under this Agreement, it is necessary to obtain any third party consent, approval, waiver or authorization, any governmental approval, license or waiver, or complete registration or recordal procedures in any governmental departments (as required by the law), then the Company shall try its best to assist in obtain the same and cause it to remain in effect during the term of this Agreement.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

6.10

Without prior written consent of Pledgee, the Company will not provide any person or entity with any loan or credit or guarantee in any form; assist or allow Pledgor to set up any new pledges or grant other security over the Equity Interest, nor will the Company assist or allow Pledgor to transfer the Equity Interest.

6.11	The Company agrees to, jointly with Pledgor, strictly comply with Article 6.7 and Article 6.8 of this Agreement.

6.12

Without prior written consent of Pledgee, the Company shall not transfer its assets or set up (or allow the existence of) any security or encumbrances on property rights that may affect Pledgee’s rights and interests in the Equity Interest (including without limitation transfer of any of the Company’s intellectual properties or any assets with an a value equaling or over RMB 100,000, or any encumbrance on the ownership or right to use of such assets).

6.13

Where there are any litigations, arbitrations or any other claims, which may adversely impact the Company, the Equity Interest, or Pledgee’s interests under the Cooperation Agreements and this Agreement, the Company shall, as soon as possible, send timely notice to Pledgee and according to reasonable requests of Pledgee take all necessary measures to protect Pledgee’s pledge interests in the Equity Interest.

6.14	The Company shall not conduct or allow any acts or actions that may adversely impact the Equity Interest or Pledgee’s interest under the Cooperation Agreements and this Agreement.

6.15

The Company shall, during the first month of each calendar quarter, provide to Pledgee its financial statements for the preceding calendar quarter, including without limitation its balance sheets, profit statements and cash flow statements. Within 90 days of the end of each fiscal year, the Company shall provide Pledgee with the Company’s audited financial statements of the current fiscal year, which shall be audited and certified by the independent certified auditor approved by Pledgee.

6.16

The Company shall, pursuant to Pledgee’s reasonable requests, take all necessary measures and sign all necessary documents so as to ensure and protect Pledgee’s pledge rights over the Equity Interest and the realization thereof.

6.17	If the exercise of the Pledge under this Agreement results in any transfer of the Equity Interest, the Company agrees and warrants that it will take all measures to effect such transfer.

7.	Event of Default

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Pledgor fails to promptly perform or perform in full any of its obligations under the Cooperation Agreements;

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

7.1.2	Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3	Pledgor and the Company fail to complete the registration of the Pledge with Registration Authority;

7.1.4	Pledgor or the Company breach any provisions of this Agreement;

7.1.5	Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest or assigns the Equity Interest without the written consent of Pledgee;

7.1.6

Any of Pledgor’s own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.7	Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8	The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.9	Adverse changes in properties owned by Pledgor, which lead Pledgee to believe that that Pledgor’s ability to perform its obligations under this Agreement has been affected;

7.1.10	The successor or custodian of the Company is capable of only partially performing or refuses to perform any obligation under the Cooperation Agreements; and

7.1.11	Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2

Upon notice or discovery of the occurrence of any circumstances described in Section 7.1 or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3

Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within thirty (30) days of Pledgee’s notice, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pays all payments due under the Cooperation Agreements, and/or disposes of the Pledge in accordance with the provisions of Article 8 of this Agreement.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

8.	Exercise of Pledge

8.1

Prior to the full performance of the Cooperation Agreements and full payment of all payments described therein, without Pledgee’s written consent, Pledgor shall not assign the Pledge or the Equity Interest.

8.2	Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3

Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4

In the Event of Default, Pledgee is entitled to dispose of the Equity Interest pledged, to the extent permitted and in accordance with applicable laws; if, after satisfying all Secured Obligations, there is any balance in the monies collected by Pledgee by enforcing the Pledge, then such balance shall be, without calculation of interests, paid to Pledgor or other parties entitled to receive such balance.

8.5

When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and the Company shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

8.6	Unless otherwise provided by the law, all expenses, tax, charges and all legal fees relating to the establishment of the Pledge and enforcement of it shall be borne by Pledgor.

9.	Assignment

9.1	Without Pledgee’s prior written consent, Pledgor and the Company shall not assign or delegate its rights and obligations under this Agreement.

9.2	This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3

At any time, Pledgee may assign any and all of its rights and obligations under this Agreement and the Cooperation Agreements to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When Pledgee assigns the rights and obligations under this Agreement and the Cooperation Agreements, upon Pledgee’s request, Pledgor and the Company shall execute relevant agreements or other documents relating to such assignment.

9.4

In the event of a change in Pledgee due to an assignment, Pledgor and the Company shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

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9.5

Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Cooperation Agreements, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.	Termination

Upon the full performance of the Cooperation Agreements and full payment of all payments described therein, and upon termination of Pledgor’s obligations under the Cooperation Agreements, this Agreement shall be terminated, and Pledgee shall then release the equity pledge hereunder as soon as reasonably practicable and cooperate with Pledgor in connection with the deregistration of the equity pledge in the Company’s shareholder register and with the Registration Authority. The reasonable fees arising from pledge deregistration shall be borne by Pledgor.

11.	Handling Fees and Other Expenses

Unless otherwise agreed or required by applicable laws, all fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by the Company.

12.	Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.	Governing Law, Resolution of Disputes and Change in Laws

13.1

The execution, effectiveness, construction, performance, and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

13.2

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

13.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

13.4

In case of promulgation or any change to or in any Chinese law, regulation or rule, or any change to or in the interpretation or application of the same anytime after execution of this Agreement, the following agreement shall apply: (a) if any Party would enjoy more benefits under any changed or new law than under the relevant law, regulation or rule in effect at the date of this Agreement, without any material adverse effect upon the other Parties, the Parties shall promptly apply for such benefits brought by the changed or new law. The Parties shall make best efforts to procure the approval of such application; and (b) if the aforementioned law change or promulgation causes any direct or indirect material adverse effect to either Party, this Agreement shall be implemented in its original terms and conditions. However, the Parties shall try all lawful means to procure exemption from compliance with such changed or new law provisions. In the event such adverse effect on the economic interest of either Party is unable to be resolved pursuant to this Agreement, the affected Party may give notice to the other Parties, and the Parties shall hold prompt discussion and make all necessary amendments to this Agreement so as to maintain the economic benefits otherwise enjoyed by the affected Party.

13.5

Subject to PRC laws, the arbitration tribunal may award remedies over the shares or land assets of Pledgor, injunctive relief (including but not limited to matters of business or compel the transfer of assets) or award the winding-up of Pledgor. Any party shall have the right to apply for enforcement of arbitration awards to the court with jurisdiction after the arbitration awards come into force. Subject to PRC laws, the courts of Hong Kong and China also have jurisdiction for the enforcement of the arbitration awards and the interim remedies against the shares or land assets of Pledgor.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

14.	Notices

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Pledgee:	Shanghai Huiyuan Management Consulting Company Limited
Address:	[***]
Attn:	[***]

Pledgor:	Linzhi Jinsheng Investment Management Limited Partnership
Address:	[***]
Attn:	[***]

Company:	Shanghai Xiongguo Corporation Management Co., Ltd.
Address:	[***]
Attn:	[***]

14.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	Successors

This Agreement shall be binding on the respective successors of the Parties and the permitted assigns of such Parties.

17.	Survival

17.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

17.2	The provisions of Sections 13, 14 and this Section 17 shall survive the termination of this Agreement.

18.	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

19.	Amendment, change and supplement

19.1	Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties and be recorded with competent governmental authorities (if applicable).

19.2

If The Stock Exchange of Hong Kong Limited (“SEHK”) or any other relevant regulatory authority or stock exchange requests any amendment to this Agreement or if there is any change to the Rules Governing the Listing of Securities on the SEHK (or any other relevant stock exchange rules that is relevant to the terms of this Agreement, the Parties shall make corresponding changes to the terms of this Agreement.

20.	Language

This Agreement is written in Chinese and English in five (5) copies. Each of Pledgor, Pledgee and the Company shall hold one (1) copy, respectively; one (1) copy shall be submitted to the Registration Authority; and Pledgee shall keep the remaining copies. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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SHARE PLEDGE AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Pledgee: Shanghai Huiyuan Management Consulting Company Limited

By:	/s/ Gibb Gregory Dean
Name:	Gibb Gregory Dean
Title:	Legal Representative

Pledgor: Linzhi Jinsheng Investment Management Limited Partnership

By:	/s/ Yang Xue Lian
Name:	Yang Xue Lian
Title:	Authorised Representative

Company: Shanghai Xiongguo Corporation Management Co., Ltd.

By:	/s/ Gibb Gregory Dean
Name:	Gibb Gregory Dean
Title:	Legal Representative

SIGNATURE PAGE TO SHARE PLEDGE AGREEMENT